Exhibit 99.1

PRESS RELEASE

GMH Communities Trust

10 Campus Boulevard

Newtown Square, PA 19073

FOR IMMEDIATE RELEASE

GMH Communities Trust Announces Quarterly Dividend

NEWTOWN SQUARE, PA – March 20, 2008 — GMH Communities Trust (NYSE: GCT), announced today that its Board of Trustees has declared a regular quarterly dividend of $0.1650 per share on its common shares of beneficial interest, payable on April 15, 2008 to shareholders of record at the close of business on March 31, 2008.

In connection with the Company’s pending sale, as previously announced on February 12, 2008, the Company may not pay future regular quarterly dividends to shareholders after March 31, 2008 under the terms of its merger agreement with American Campus Communities, Inc., except for dividends required for the Company to maintain its REIT status.

About GMH Communities Trust

GMH Communities Trust (www.gmhcommunities.com) is a publicly-traded Maryland real estate investment trust (REIT). We are a self-advised, self- managed, specialty housing company focused on providing housing to college and university students residing off-campus and to members of the U.S. military and their families residing on or near bases throughout the United States. GMH Communities also provides property management services to third-party owners of student housing properties, including colleges, universities, and other private owners. The Company, based in Newtown Square, PA, employs more than 2,200 people throughout the United States.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting it are “forward-looking statements.” Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate” or other comparable terminology, including the anticipated timeframe by which financing for the project will be obtained. These statements are inherently subject to risks and uncertainties, including risks relating to the Company’s business presented in its filings with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This press release does not constitute an offer of any securities for sale. In connection with the merger, American Campus Communities, Inc. (“ACC”) intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement/prospectus of GMH and ACC and other relevant materials in connection with the proposed transactions. Investors and security holders of GMH are urged to read the proxy statement/prospectus and the other relevant material when they become available because they will contain important information about GMH, ACC and the proposed transactions. The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed by GMH or ACC with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by GMH by directing a written request to GMH Communities Trust, 10 Campus Boulevard, Newtown Square, Pennsylvania 19073, Attention: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by ACC by directing a written request to American Campus Communities, Inc., 805 Las Cimas Parkway, Suite 400, Austin, Texas 78746 Attention: Investor Relations. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

ACC, GMH and their respective executive officers, directors and trustees may be deemed to be participants in the solicitation of proxies from the security holders of GMH in connection with the merger. Information about those executive officers and directors of ACC and their ownership of ACC common stock is set forth in the proxy statement for ACC’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 29, 2007. Information about the executive officers and trustees of GMH and their ownership of GMH common shares is set forth in the proxy statement for GMH’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on May 8, 2007. Investors and security holders may obtain additional information regarding the direct and indirect interests of ACC, GMH and their respective executive officers, directors and trustees in the Merger by reading the proxy statement and prospectus regarding the Merger when they become available.

For more information contact:

Financial Relations Board
Joe Calabrese
212.827.3772